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                                                                    EXHIBIT 16.1



March 30, 2007

Gately & Associates, LLC
1248 Woodridge Court
Altamonte Springs, FL 32714

We have read the Transcendent One, Inc. Current Report on Form 8-K filed with the Commission on March 26, 2007, and we agree with statements made relating to Gately & Associates, LLC.

Yours truly,


/s/ James Gately
----------------
James Gately
Gately & Associates, LLC